EXHIBIT 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     On July 25, 2002, the Company completed the acquisition of all of the outstanding stock of Dynacare Inc. ("Dynacare") in a combination cash and stock transaction, with a combined value of approximately $495.3 million, including transaction costs. The Company also converted approximately 553,958 unvested Dynacare stock options into 297,049 unvested Company options to acquire shares of the Company at terms comparable to those under the predecessor Dynacare plan. This conversion of outstanding unvested options increased the non-cash consideration of the transaction by approximately $5.0 million and resulted in the recording of initial deferred compensation of approximately $2.5 million. In conjunction with this acquisition, the Company repaid Dynacare's existing $204.4 million of senior subordinated unsecured notes, including a call premium of approximately $7.0 million. The transaction was financed by issuing approximately 4.9 million shares of the Company's common stock, valued at approximately $245.6 million, $260.0 million in available cash, a $150.0 million bridge loan and borrowings of $50.0 million under the Company's senior credit facilities.

     The following unaudited pro forma consolidated financial statements of Laboratory Corporation of America Holdings have been prepared to illustrate the effects of the following transactions (the "Acquisitions"):

1) The Company's purchase of all of Dynacare's outstanding stock, the financing of the purchase and the related transactions costs associated with the Dynacare acquisition, and the repayment of Dynacare's senior subordinated unsecured notes and related accrued interest with cash on-hand and borrowings under a bridge loan and the Company's senior credit facilities.

2) The Company's purchase of all of DIANON's outstanding common stock, the financing of the all cash purchase price and related transaction costs associated with the DIANON acquisition, with cash on-hand and borrowings under the DIANON Bridge Loan facility and the Company's Senior Credit Facilities. The Company expects to refinance the Bridge Loan facility with the proceeds of an offering of its senior notes. These unaudited pro forma combined financial statements assume that the higher-rate public debt (from the proposed refinancing) is outstanding for all periods presented.

     The unaudited pro forma consolidated balance sheet as of September 30, 2002 gives effect to the DIANON acquisition and the related borrowings as if they had occurred on September 30, 2002. The unaudited pro forma combined statements of operations assume the Acquisitions, the repayment of Dynacare's senior subordinated unsecured notes and that the Borrowings were effected on January 1, 2001. The acquisition of DIANON will be accounted for under the purchase method. As such, the cost to acquire DIANON will be allocated to the respective assets and liabilities acquired based on their fair values at the closing of that acquisition. The initial allocation of the costs to acquire Dynacare is already reflected in the Company's historical balance sheet as of September 30, 2002. Initial allocations of the costs to acquire DIANON have been made to the assets and liabilities of DIANON in the accompanying unaudited pro forma consolidated financial statements based on estimates. The final allocations may be different from the amounts reflected in the accompanying unaudited pro forma consolidated financial statements.

     The estimated costs associated with severance and other integration-related activities for 2002, 2003, 2004 and 2005, including the elimination of duplicative facilities and excess capacity, operational realignment and related workforce reductions are not included in the unaudited pro forma consolidated financial statements. To the extent that the costs relate to actions that impact employee and other related activities of Dynacare or DIANON, such costs will be accounted for as a cost of the Acquisitions. To the extent that the costs relate to actions that impact the Company's employee and related activities, such costs will be accounted for as a charge to earnings in the periods that the integration plans are approved and communicated. During the quarter ended September 30, 2002, the Company recorded approximately $14.6 million in accrued transaction costs relating to its acquisition of Dynacare. The Company expects to finalize and record the costs associated with the acquisition of DIANON in the first half of 2003.

     The unaudited pro forma combined statements of operations do not include the estimated annual synergies that the Company expects to realize upon completion of the integration of the Acquisitions in 2005.

     The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated financial statements.

     The unaudited pro forma consolidated financial statements are presented for illustrative purposes only to aid you in your analysis of the impact to the Company of the Acquisitions and the Borrowings. The unaudited pro forma consolidated financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Company, Dynacare and DIANON been a single entity during the periods presented. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the future results that the Company will experience after the Acquisitions. The unaudited pro forma consolidated financial statements and related notes should be read in conjunction with the historical financial statements of the Company, Dynacare and DIANON.


Laboratory Corporation of America Holdings and Subsidiaries
Unaudited Pro Forma Consolidated Condensed Balance Sheet
As of September 30, 2002
(Dollars in millions)


                                Historical          Pro Forma      Pro Forma
                             LabCorp     DIANON    Adjustments   Consolidated
                           ---------    --------   -----------   ------------
      ASSETS

Current assets:
Cash and cash equivalents   $  98.4     $   8.9     $  (25.4)(2)   $   81.9
Available for sale securities    --        51.2           --           51.2
Accounts receivable, net      418.7        38.1           --          456.8
Inventories                    44.0         2.2           --           46.2
Prepaid expenses and other     23.1         5.9           --           29.0
Deferred income taxes          53.5         5.9           --           59.4
                            -------      ------      -------        -------
Total current assets          637.7       112.2        (25.4)         724.5
                            -------      ------      -------        -------
Property, plant and
   equipment, net             355.3        10.5           --          365.8
Goodwill                      935.9          --        398.4(1)(3)  1,334.3
Identifiable intangible
  assets, net                 305.1       182.6         27.0(1)(3)    514.7
Investments in equity
  affiliates                  390.6          --           --          390.6
Other assets, net              29.0         0.8           --           29.8
                            -------      ------      -------        -------
                           $2,653.6     $ 306.1     $  400.0       $3,359.7
                            =======      ======      =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable           $   90.0     $   1.9     $     --       $   91.9
Accrued expenses and other    194.9        20.6           --          215.5
Current portion of
   long-term debt             120.5          --           --          120.5
                            -------      ------      -------        -------
Total current liabilities     405.4        22.5           --          427.9
                            -------      ------      -------        -------
Revolving credit facility        --          --        248.6 (2)      248.6
DIANON Bridge loan               --          --        350.0 (2)      350.0
Zero coupon-subordinated
   notes                      510.3          --           --          510.3
Long-term debt, less
   current portion              3.2          --           --            3.2
Capital lease obligations       6.3          --           --            6.3
Other liabilities             153.2         1.2         83.8 (1)      238.2
Shareholders' equity:
     Preferred stock             --          --           --             --
     Common stock              14.8         0.1         (0.1)(4)       14.8
     Additional paid-in
        capital             1,406.2       256.5       (256.5)(4)    1,406.2
     Retained earnings        213.1        35.1        (35.1)(4)      213.1
     Treasury stock            (4.4)      (10.1)        10.1 (4)       (4.4)
     Unearned restricted
       stock compensation     (46.1)         --           --          (46.1)
     Accumulated other
        comprehensive loss     (8.4)        0.8         (0.8)(4)       (8.4)
                             -------     ------      -------        -------
       Total shareholders'
          equity            1,575.2       282.4       (282.4)       1,575.2
                            -------      ------      -------        -------
                           $2,653.6     $ 306.1     $  400.0       $3,359.7
                            =======      ======      =======        =======

See the accompanying notes to the unaudited pro forma combined balance sheet.

Laboratory Corporation of America Holdings and Subsidiaries
Notes to Unaudited Pro Forma Consolidated condensed Balance Sheet
As of September 30, 2002

(Dollars in millions, except where indicated and for per share data)


(1) The estimated acquisition costs related to the purchase, and related allocation to fair market value of the net assets acquired is as follows:

   Total Acquisition Costs
   -----------------------
   Net cash paid by the Company to DIANON security holders            $  598.6

   Transaction costs, consisting primarily of investment banking
       and legal fees                                                     25.4
                                                                       -------
                                                                      $  624.0
                                                                       =======

   Preliminary Allocation of Acquisition Costs
   -------------------------------------------
   Net assets of DIANON per historical balance sheet as of
       September 30, 2002                                             $  282.4
   Adjustments to net assets of DIANON:
       Eliminate historical DIANON intangibles                          (182.6)
                                                                       -------
     Adjusted historical net assets of DIANON                             99.8
   Adjustments to record net assets acquired, based on estimates of fair values:
     Goodwill                                                            398.4
     Identifiable intangible assets                                      209.6
     Other liabilities, primarily deferred tax liabilities               (83.8)
                                                                       -------
   Total acquisition costs                                            $  624.0
                                                                       =======

(2)To record financing of the acquisition by the Company as follows:
     Reduction of the Company cash on hand                            $   25.4
     Borrowings under the Company's senior credit facilities             248.6
     Borrowings under the DIANON bridge loan                             350.0
                                                                       -------
                                                                      $  624.0
                                                                       =======

     Borrowings under the senior credit facilities and the DIANON bridge loan will bear interest rates calculated quarterly on LIBOR plus 100 basis points and LIBOR plus 137.5 basis points, respectively. A 0.125% change in LIBOR would produce a $0.4 change in annual net earnings. For the purpose of these unuadited pro forma consolidated financial statements, the LIBOR rate was assumed to be 2.0%. The permanent financing that will replace the DIANON bridge loan is assumed to bear an interest rate of approximately 6.0%. Accordingly, the higher rate has been used to calculate pro forma interest expense related to the portion of the DIANON consideration financed with the DIANON bridge loan in the accompanying unaudited pro forma combined statement of operations.

3) To eliminate historical DIANON intangibles of $182.6 and setup estimated intangibles relating to the acquisition as follows:
     Goodwill                                                         $  398.4
     Identifiable intangibles (predominantly customer lists and
       proprietary software)                                             209.6
                                                                       -------
                                                                      $  608.0
                                                                       =======

     The identifiable intangibles have an assumed life of 15 years in the accompanying unaudited pro forma consolidated condensed statements of operations. It is the Company's intention to obtain detailed valuation studies of the net assets acquired during the first half of 2003. Accordingly, the final allocation of cost and the related useful lives may be different from the estimated amounts presented above. A portion of the estimated increase in intangible assets will be allocated to fixed assets upon completion of the valuations.

4)   To eliminate historical DIANON shareholders' equity amounts as follows:
      Common stock                                                    $    0.1
      Additional paid-in capital                                         256.5
      Retained earnings                                                   35.1
      Treasury stock                                                     (10.1)
      Accumulated other comprehensive income                               0.8
                                                                       -------
                                                                      $  282.4
                                                                       =======

Laboratory Corporation of America Holdings and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2002
(In millions, except per share data)

                           Historical   Pro Forma     Pro Forma    Pro Forma
                             LabCorp     Dynacare(1)   DIANON(2)   Combined
                           ----------   ---------    ----------   ----------
Net sales                  $ 1,857.6    $ 169.5       $ 141.0     $ 2,168.1
Cost of sales                1,049.7      109.8          70.3       1,229.8
                            --------     ------        ------      --------
   Gross profit                807.9       59.7          70.7         938.3
Selling, general and
  administrative expenses      427.3       63.1          41.4         531.8
Restructuring and other
  special charges               17.5         --           4.8          22.3
Amortization                    16.4        2.1          10.5          29.0
                            --------     ------        ------      --------
   Operating income (loss)     346.7       (5.5)         14.0         355.2

Other income (expense):
Income from equity
  investments                    6.2       22.7            --          28.9
Loss on sale of assets          (0.4)        --            --          (0.4)
Net investment income            2.9         --           1.2           4.1
Termination of interest
  Rate swap agreement             --         --            --            --
Interest expense               (13.7)      (8.0)        (21.3)        (43.0)
                            --------     ------        ------      --------
Earnings before income tax
  and extraordinary loss       341.7        9.2          (6.1)        344.8
Provision for income taxes     140.1        3.8          (2.5)        141.4
                            --------     ------        ------      --------
Earnings before
  extraordinary loss       $   201.6    $   5.4       $  (3.6)    $   203.4
                            ========     ======        ======      ========
Diluted earnings per
  common share after
  extraordinary loss       $    1.40                              $    1.38
                            ========                               ========

Diluted shares
  outstanding             143,694,108   3,987,974           --   147,682,082
                          ===========   =========      =======   ===========

See the accompanying notes to the unaudited pro forma combined statement of operations.



Laboratory Corporation of America Holdings and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2001
(In millions, except per share data)

                           Historical   Pro Forma     Pro Forma    Pro Forma
                             LabCorp    Dynacare(1)   DIANON(2)    Combined
                           ----------   ---------    ----------   ----------
Net sales                  $ 2,199.8    $ 254.8       $ 125.7     $ 2,580.3
Cost of sales                1,274.2      162.7          69.1       1,506.0
                            --------     ------        ------      --------
   Gross profit                925.6       92.1          56.6       1,074.3
Selling, general and
  administrative expenses      516.5       87.0          38.5         642.0
Restructuring and other
  special charges                 --         --           7.0           7.0
Amortization                    41.5        3.6          14.0          59.1
                            --------     ------        ------      --------
   Operating income (loss)     367.6        1.5          (2.9)        366.2

Other income (expense):
Income from equity
  investments                     --       29.4            --          29.4
Loss on sale of assets          (1.8)        --            --          (1.8)
Net investment income            2.4         --           0.7           3.1
Termination of interest
  rate swap agreement           (8.9)        --            --          (8.9)
Interest expense               (27.0)     (13.0)        (28.5)        (68.5)
                            --------     ------        ------      --------
Earnings before income taxes
  and extraordinary loss       332.3       17.9         (30.7)        319.5
Provision for income taxes     149.6        7.5         (12.8)        144.3
                            --------     ------        ------      --------
Earnings before
  extraordinary loss       $   182.7    $  10.4       $ (17.9)    $   175.2
                            ========     ======        ======      ========
Diluted earnings per
  common share before
  extraordinary loss       $    1.29                              $    1.20
                            ========                               ========

Diluted shares
  outstanding             141,077,443   5,090,662           --   146,168,105
                          ===========   =========      =======   ===========

See the accompanying notes to the unaudited pro forma combined statement of operations.


     The following footnotes summarize the significant pro forma adjustments that have been recorded in the accompanying unaudited pro forma combined Statements of Operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001.

1)    Relating to the Dynacare acquisition:

      The unaudited pro forma combined Statement of Operations reflects the stand-alone operations of Dynacare for the year ended December 31, 2001 and for the period ended July 25, 2002 as adjusted to reflect the impact of the acquisition as set forth below. Subsequent to July 25, 2002, the date of the Dynacare acquisition, the results of operations of Dynacare are included in the Company's historical results of operations.

                                     Nine Months Ended September 30, 2002
                                     Historical                   Pro Forma
                                      Dynacare    Adjustments     Dynacare
                                     ----------   -----------    ----------
Net sales                            $  158.9      $  10.6(a)     $  169.5
Cost of sales                           102.2          7.6(a)        109.8
                                      -------       ------         -------
   Gross profit                          56.7          3.0            59.7
Selling, general and
  administrative expenses                58.9          4.2(a),(d)     63.1
Restructuring and other
  special charges                          --                           --
Amortization                              0.4          1.7(b)          2.1
                                      -------       ------         -------
   Operating income (loss)               (2.6)        (2.9)           (5.5)

Other income (expense):
Income from equity
  investments                            15.2          7.5(a)         22.7
Loss on sale of assets                     --                           --
Net investment income                      --                           --
Termination of interest
  rate swap agreement                      --                           --
Interest expense                         (9.7)         1.7(c)         (8.0)
                                      -------       ------         -------
Earnings before income tax
  and extraordinary loss                  2.9          6.3             9.2
Provision for income taxes                1.4          2.4(e)          3.8
                                      -------       ------          ------
Earnings before
  extraordinary loss                 $    1.5      $   3.9         $   5.4
                                      =======       ======          ======


                                         Year Ended December 31, 2001
                                     Historical                   Pro Forma
                                      Dynacare    Adjustments     Dynacare
                                     ----------   -----------    ----------
Net sales                            $  237.9      $  16.9(a)     $  254.8
Cost of sales                           151.1         11.6(a)        162.7
                                      -------       ------         -------
   Gross profit                          86.8          5.3            92.1
Selling, general and
  administrative expenses                80.7          6.3(a),(d)     87.0
Restructuring and other
  special charges                          --                           --
Amortization                              2.7          0.9(b)          3.6
                                      -------       ------         -------
   Operating income (loss)                3.4         (1.9)            1.5

Other income (expense):
Income from equity
  investments                            30.7         (1.3)(a)        29.4
Loss on sale of assets                     --                           --
Net investment income                      --                           --
Termination of interest
  rate swap agreement                      --                           --
Interest expense                        (19.9)         6.9(c)        (13.0)
                                      -------       ------         -------
Earnings before income tax
  and extraordinary loss                 14.2          3.7            17.9
Provision for income taxes               (3.1)        10.6(e)          7.5
                                      -------       ------         -------
Earnings before
  extraordinary loss                 $   17.3      $  (6.9)       $   10.4
                                      =======       ======         =======


(a) As a condition to closing the Dynacare acquisition, Dynacare terminated its joint ventures in New York and Pennsylvania. In addition, Dynacare's ownership percentage of its Tennessee partnership was increased due to the contribution of LabCorp business in the Tennessee territory. This change in ownership triggered consolidation accounting for LabCorp for this partnership. Pro forma adjustments to show the effect of these changes as if they had all occurred as of January 1, 2001 are as follows:

                                      Nine Months
                                         Ended                 Year Ended
                                  September 30, 2002        December 31, 2001
                                  ------------------        -----------------

Increase (decrease)
-------------------

Net sales                              $   10.6                 $   16.9
Cost of Sales                               7.6                     11.6
Selling, general and administrative
   expenses                                 3.6                      4.9
Income from equity investments              7.5                     (1.3)
Interest expense                            0.1                      0.2
                                        -------                  -------
Net increase (decrease) to
  earnings before income taxes and
  extraordinary loss                   $    6.8                 $   (1.1)
                                        =======                  =======

b)  Adjustments to amortization expense
are as follows:
Eliminate historical intangible
 amortization                          $    0.4                 $    2.7
Add amortization of customer
 relationship intangibles                  (2.1)                    (3.6)
                                        -------                  -------
Net decrease to earnings before
income taxes and extraordinary loss    $   (1.7)                $   (0.9)
                                        =======                  =======
c)  Adjustments to interest expense
are as follows:
Eliminate historical interest
 expense                               $    9.7                 $   19.9
Record pro forma interest expense          (8.0)                   (13.0)
                                        -------                  -------
Net increase to earnings before
income taxes and extraordinary loss    $    1.7                 $    6.9
                                        =======                  =======

d)  Adjustments to record deferred
compensation expense on unvested
stock options revalued at
July 25, 2002 (net decrease to
earnings before income taxes)          $   (0.6)                $   (1.4)
                                        =======                  =======
e)  Adjustment to provision for income
 taxes, to increase income tax
 expense to the Company's statutory
 rate of 41.5%, adjusted for the
 impact of Canadian taxes (decrease
 to earnings before extraordinary
 loss)                                 $   (2.4)                $  (10.6)
                                        =======                  =======


(2) Relating to the DIANON Acquisition

    The unaudited pro forma combined Statement of Operations reflect the historical results of operations of DIANON for the year ended December 31, 2001 and for the nine months ended September 30, 2002 as adjusted to reflect the impact of the acquisition as set forth below.

                                      Nine Months Ended September 30, 2002
                                     Historical                   Pro Forma
                                      DIANON      Adjustments      DIANON
                                     ----------   -----------    ----------
Net sales                            $  141.0      $              $  141.0
Cost of sales                            70.3                         70.3
                                      -------       ------         -------
   Gross profit                          70.7                         70.7
Selling, general and
  administrative expenses                41.4                         41.4
Restructuring and other
  special charges                         4.8                          4.8
Amortization                              1.5          9.0(a)         10.5
                                      -------       ------         -------
   Operating income (loss)               23.0         (9.0)           14.0

Other income (expense):
Income from equity
  investments                              --                           --
Loss on sale of assets                     --                           --
Net investment income                     1.2                          1.2
Termination of interest
  rate swap agreement                      --                           --
Interest expense                           --        (21.3)(b)       (21.3)
                                      -------       ------         -------
Earnings before income taxes
  and extraordinary loss                 24.2        (30.3)           (6.1)
Provision for income taxes               11.7        (14.2)(c)        (2.5)
                                      -------       ------         ------
Earnings before
  extraordinary loss                 $   12.5      $ (16.1)       $   (3.6)
                                      =======       ======         =======


                                         Year Ended December 31, 2001
                                     Historical                   Pro Forma
                                      DIANON      Adjustments      DIANON
                                     ----------   -----------    ----------
Net sales                            $  125.7      $              $  125.7
Cost of sales                            69.1                         69.1
                                      -------       ------         -------
   Gross profit                          56.6                         56.6
Selling, general and
  administrative expenses                38.5                         38.5
Restructuring and other
  special charges                         7.0                          7.0
Amortization                              1.4         12.6(a)         14.0
                                      -------       ------         -------
   Operating income (loss)                9.7        (12.6)           (2.9)

Other income (expense):
Income from equity
  investments                              --                           --
Loss on sale of assets                     --                           --
Net investment income                     0.7                          0.7
Termination of interest
  rate swap agreement                      --                           --
Interest expense                           --        (28.5)(b)       (28.5)
                                      -------       ------         -------
Earnings before income taxes
  and extraordinary loss                 10.4        (41.1)          (30.7)
Provision for income taxes                4.2        (17.1)(c)       (12.8)
                                      -------       ------         -------
Earnings before
  extraordinary loss                 $    6.2      $ (24.0)       $  (17.9)
                                      =======       ======         =======


                                                 Nine Months
                                                   Ended        Year Ended
                                                September 30,   December 31,
                                                   2002            2001
Increase (decrease):                            -------------   ------------

a) Adjustments to amortization expense
are as follows:
  Eliminate historical intangible
   amortization                                   $    1.5         $    1.4
   Add amortization of customer
   relationship intangibles                          (10.5)           (14.0)
                                                   -------          -------
   Net decrease to earnings before income
     taxes and extraordinary loss                 $   (9.0)        $  (12.6)
                                                   =======          =======

b) Adjustments to record interest
 on the Borrowings (net decrease
 to earnings before income taxes
 and extraordinary loss)                          $  (21.3)        $  (28.5)
                                                   =======          =======

c) To record income tax benefit on
 the pro forma adjustments (increase
 to earnings before extraordinary)
 loss)                                            $   14.2         $   17.1
                                                   =======          =======